                                                                   Exhibit 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 19, 1999, accompanying the financial statements of Prime Bancshares, Inc. contained in this Registration Statement and Proxy Statement/Prospectus on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Proxy
Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Houston, Texas
November 15, 1999